EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board of Directors and Stockholders
Carriage Services, Inc.:
We consent to the incorporation by reference in the previously filed registration statements (No. 333-11435, 333-49053, and 333-62593) on Form S-8 and in the registration statement (No. 333-71902) on Form S-3 of Carriage Services, Inc. (the Company) of our reports dated March 10, 2006, with respect to the consolidated balance sheets of the Company as of December 31, 2005 and 2004, and the related consolidated statements of operations, comprehensive income, stockholders’ equity, and cash flows, and the related financial statement schedule for the years ended December 31, 2005, 2004 and 2003, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of the Company. Our report refers to a change in the method of accounting for preneed selling costs in 2005.
/s/KPMG LLP
Houston, Texas
March 10, 2006